Exhibit 10.14

Execution Version

GUARANTY AGREEMENT

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of the credit and other financial accommodations to be extended to Berry Petroleum Company, LLC, a Delaware limited liability company (the “Borrower”) pursuant to the Credit Agreement (as defined below), each of the Borrower and Berry Petroleum Corporation, a Delaware corporation (“Parent Guarantor” and together with the Borrower and each Person who becomes a party to this Guaranty by execution of a supplement in the form of Exhibit A hereto, collectively the “Guarantors” and each individually a “Guarantor”) hereby furnishes this guaranty (this “Guaranty”), dated as of February 28, 2017, of the Guaranteed Obligations (as defined below) for the benefit of the Guaranteed Parties (as defined below) as follows:

1. Definitions. Capitalized terms used herein which are not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement (as defined below). For purposes of this Guaranty, the following terms shall have the following meanings:

“Administrative Agent” means Wells Fargo Bank, National Association, as administrative agent for the Lenders, or any successor administrative agent pursuant to the terms of the Credit Agreement.

“Claims” means all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable and customary attorneys’ fees and Extraordinary Expenses) at any time (including after full payment of the Guaranteed Obligations or replacement of any Guaranteed Party) incurred by any Indemnitee or asserted against any Indemnitee by the Borrower, any Guarantor or any other Person, in any way relating to (a) any Loans, any Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or applicable law, or (e) failure by the Borrower or any Guarantor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

“Credit Agreement” means that certain Credit Agreement dated as of the date hereof by and among the Borrower, the other parties from time to time signatory thereto as Obligors (including the Guarantors), the financial institutions from time to time party thereto as lenders (the “Lenders”) and Administrative Agent, as the same may from time to time be amended, supplemented, modified or amended and restated.

“Guaranteed Obligations” has the meaning given to that term in Section 2.

“Guaranteed Parties” means the “Secured Parties”, as defined in the Credit Agreement.

“Guarantor Claims” means all debts and obligations of the Borrower or any other Guarantor to any Guarantor, including but not limited to any obligation of the Borrower or any other Guarantor to such Guarantor as subrogee of the Guaranteed Parties or resulting from such Guarantor’s performance under this Guaranty, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Guarantor.

“Guaranty Termination Date” means such date on which each of the following events shall have occurred on or prior to such date: (a) all Commitments have terminated or expired; (b) the Credit Agreement has terminated; (c) all Guaranteed Obligations (other than obligations under any Secured Swap Agreement and other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination) have been indefeasibly paid in full in cash; (d) all Secured Swap Agreements have been terminated and paid in full, novated or the Borrower or applicable Guarantor has provided substitute collateral to the Secured Swap Party thereunder to the extent provided under the applicable Secured Swap Agreement (or as to which other arrangements satisfactory to the applicable Secured Swap Party shall have been made); and (e) all Letters of Credit have expired or terminated or the LC Exposure has been cash collateralized (or as to which other arrangements satisfactory to the applicable Debtor and the Issuing Bank shall have been made), as provided for in the Credit Agreement.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

2. Guaranty. Each Guarantor hereby jointly and severally, absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of: (a)

the Borrower or any other Guarantor to the Guaranteed Parties arising under the Loan Documents; and (b) the Borrower or any other Guarantor to any Secured Swap Party under any Secured Swap Agreement (other than Excluded Swap Obligations of any Obligor that is not a Qualified ECP Guarantor); in each case including all renewals, extensions, amendments and other modifications thereof and all costs, attorneys’ fees and expenses incurred by any Guaranteed Party in connection with the collection or enforcement thereof, and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any Guarantor or the Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The books and records of the Guaranteed Parties showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance (other than payment in full) relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing other than a defense of payment in full. Anything contained herein to the contrary notwithstanding, the obligations of any Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.

3. [Reserved].

4. Rights of Guaranteed Parties. Each Guarantor consents and agrees that the Guaranteed Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Guaranteed Parties in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

5. Certain Waivers. To the fullest extent permitted by applicable law, each Guarantor waives (a) any defense (other than the defense of payment in full of the Guaranteed Obligations) arising by reason of any disability or other defense of the Borrower or any other Guarantor, or the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of the Borrower or any other Guarantor; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Guarantor; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require the Guaranteed Parties to proceed against the Borrower or any other Guarantor, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in any Guaranteed Party’s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Guaranteed Parties; and (f) any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

6. Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not the Borrower or any other Person or entity is joined as a party.

7. Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty unless and until the Guaranty Termination Date has occurred. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

8. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until the Guaranty Termination Date. This Guaranty shall automatically terminate without any further action by any of the parties hereto upon the occurrence of the Guaranty Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived or reinstated, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or any Guaranteed Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Guaranteed Parties in their discretion) to be repaid to a trustee, receiver or any other party, for any reason including in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Guaranteed Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under the immediately preceding sentence shall survive termination of this Guaranty.

9. Subordination. Each Guarantor hereby subordinates the payment of all Guarantor Claims owing to such Guarantor to the payment in full in cash of all Guaranteed Obligations (other than contingent indemnification and cost reimbursement obligations for which no claim has been asserted). If the Guaranteed Parties so request after the occurrence and during the continuance of an Event of Default, any such obligation or indebtedness of the Borrower to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Guaranteed Parties and the proceeds thereof shall be paid over to the Guaranteed Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty. After and during the continuation of an Event of Default, no Guarantor shall receive or collect, directly or indirectly, from the Borrower or any other Guarantor in respect thereof any amount upon the Guarantor Claims. In the event of Insolvency Proceedings involving the Borrower or any Guarantor, the Administrative Agent on behalf of the Administrative Agent and the other Guaranteed Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends or distributions which would otherwise be payable upon Guarantor Claims. In the event of such proceeding, each Guarantor hereby assigns such dividends or distributions to the Administrative Agent for the benefit of the Guaranteed Parties for application against the Obligations as provided under Section 10.02(c) of the Credit Agreement. Should the Administrative Agent or any other Guaranteed Party receive, for application upon the Guaranteed Obligations, any such dividends or distributions which is otherwise payable to any Guarantor, and which, as between such Guarantor and the Borrower or any other Guarantor, shall constitute a credit upon the Guarantor Claims, then upon the occurrence of the Guaranty Termination Date, the intended recipient shall become subrogated to the rights of the Administrative Agent and the other Guaranteed Parties to the extent that such dividends or distributions to the Administrative Agent and the other Guaranteed Parties on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if the Administrative Agent and the other Guaranteed Parties had not received such dividends or distributions upon the Guarantor Claims. In the event that, notwithstanding this Section 9, any Guarantor should receive any funds, distributions, dividends or claims which are prohibited by this Section 9, then it agrees: (a) to hold in trust for the Administrative Agent and the other Guaranteed Parties an amount equal to the amount of all funds, payments, claims, dividends or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims, dividends, or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Guaranteed Parties; and each Guarantor covenants promptly to pay the same to the Administrative Agent. Each Guarantor agrees that until the Guaranty Termination Date, any Liens securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of such Guarantor, the Administrative Agent or any other Guaranteed Party presently exist or are hereafter created or attach. Without the prior written consent of the Administrative Agent, no Guarantor, during the period in which any of the Guaranteed Obligations is outstanding or the Commitments are in effect, shall (x) exercise or enforce any creditor’s right it may have against any debtor in respect of the Guarantor Claims, or (y)

foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or Insolvency Proceeding) to enforce any Lien securing payment of the Guarantor Claims held by it. All promissory notes and all accounts receivable ledgers or other evidence of the Guarantor Claims accepted by or held by any Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

10. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor immediately upon demand by the Guaranteed Parties.

11. Expenses. Each Guarantor shall pay promptly on demand all reasonable and documented out-of-pocket legal, accounting, appraisal, consulting, and other reasonable and documented out-of-pocket fees, costs and expenses and all Extraordinary Expenses incurred by the Guaranteed Parties in any way relating to the enforcement or protection of the Guaranteed Parties’ rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of the Guaranteed Parties in any proceeding under any Debtor Relief Laws in each case, to the extent provided in Section 12.03 of the Credit Agreement. The obligations of each Guarantor under this paragraph shall survive the Guaranty Termination Date.

12. Limitation on Obligations. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or any Guaranteed Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 12 with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 12 with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.

Each of the Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Guaranteed Parties hereunder. Nothing in this Section 12 shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability. In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying

Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantors, the aggregate amount of all monies received by all Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 12 shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this Section 12 are for the benefit of both the Guaranteed Parties and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

13. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Persons required by Section 12.02 of the Credit Agreement. No failure by any Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Guaranteed Parties and each Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by any Guarantor for the benefit of the Guaranteed Parties or any term or provision thereof.

14. Condition of Guarantors. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other Guarantor such information concerning the financial condition, business and operations of the Borrower and any such other Guarantor as such Guarantor requires, and that the Guaranteed Parties have no duty, and such Guarantor is not relying on the Guaranteed Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other Guarantor (each Guarantor waiving any duty on the part of the Guaranteed Parties to disclose such information and any defense relating to the failure to provide the same).

15. Setoff. If an Event of Default shall have occurred and be continuing, each Guaranteed Party and each of such Guaranteed Party’s Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation, obligations under Secured Swap Agreements) at any time owing by such Guaranteed Party or such Affiliate to or for the credit or the account of the Borrower or any Guarantor against any of and all the obligations of the Borrower and any Guarantor owed to such Guaranteed Party now or hereafter existing under this Agreement, any other Loan Document, irrespective of whether or not such Guaranteed Party shall have made any demand under this Agreement, any other Loan Document and although such obligations may be unmatured. Each Lender or its Affiliates agrees to promptly notify the Borrower and the Administrative Agent after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Guaranteed Party thereof under this Section 15 are in addition to other rights and remedies (including other rights of setoff) which such Guaranteed Party or such Affiliate may have.

16. Representations and Warranties. Each Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained, except where failure to have such capacity, right and authority could not reasonably be expected to have a Material Adverse Effect; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (c) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order (except for such violations that would not reasonably be expected to have a Material Adverse Effect), and will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Debt binding upon the Borrower or any Guarantor or their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Guarantor (except as would not reasonably be expected to have a Material Adverse Effect); and (d) all consents, approvals, and filings and registrations with, any Governmental Authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect, except (i) those consents, approvals, filings and registrations, which, if not made or obtained, would not cause a Default under the Credit Agreement or could not reasonably be expected to have a Material Adverse Effect and (ii) the filing of any required documents with the SEC.

17. Indemnification and Survival. Each Guarantor shall jointly and severally indemnify the Guaranteed Parties and their respective officers, directors, employees, Affiliates, agents and attorneys (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, Claims, damages, liabilities and related expenses, including the reasonable and customary fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty or any other Loan Document (other than expenses in connection with the execution and delivery of this Guaranty and the other Loan Documents dated of even date herewith, which expenses shall only be paid by the Borrower to the extent provided in Section 12.03(a) of the Credit Agreement) or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or the parties to any other

Loan Document of their respective Guarantee Obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or by any other Loan Document, (ii) the failure of any Guarantor or their respective subsidiaries to comply with the terms of any Loan Document, including this Guaranty, or with any governmental requirement, (iii) any inaccuracy of any representation or any breach of any warranty or covenant of any Guarantor set forth in any of the Loan Documents or any instruments, documents or certifications delivered in connection therewith, (iv) any Loan or Letter of Credit or the use of the Proceeds therefrom, including, without limitation, (a) any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit issued by such Issuing Bank if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, or (b) the payment of a drawing under any Letter of Credit notwithstanding the non-compliance, non-delivery or other improper presentation of the documents presented in connection therewith, (v) any other aspect of the Loan Documents, (vi) the operations of the business of the Guarantors or their respective Subsidiaries by the Guarantors or their respective Subsidiaries, (vii) any assertion that the Guaranteed Parties were not entitled to receive the Proceeds received pursuant to the Security Instruments, (viii) any Environmental Law applicable to any Guarantor or its Subsidiaries or any of their properties, including without limitation, the presence, generation, storage, release, threatened release, use, transport, disposal, arrangement of disposal or treatment of oil, oil and gas wastes, solid wastes or Hazardous Materials on any of their properties, (ix) the breach or non-compliance by the Guarantors or their respective Subsidiaries with any Environmental Law applicable to the Guarantors or their respective Subsidiaries, (x) the past ownership by the Guarantors or their respective Subsidiaries of any of their properties or past activity on any of their properties which, though lawful and fully permissible at the time, could result in present liability, (xi) the presence, use, release, storage, treatment, disposal, generation, threatened release, transport, arrangement for transport or arrangement for disposal of oil, oil and gas wastes, solid wastes or hazardous substances on or at any of the properties owned or operated by the Guarantors or their respective Subsidiaries or any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Guarantors or their respective Subsidiaries, (xii) any environmental liability related in any way to the Guarantors or their respective Subsidiaries, or (xiii) any other environmental, health or safety condition in connection with the Loan Documents, (xiv) the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission system in connection with this Guaranty, the other Loan Documents or the transactions contemplated hereby or thereby, or (xv) any actual or prospective Claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or any Guarantor, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, and such indemnity shall extend to each Indemnitee notwithstanding the sole or concurrent negligence of every kind or character whatsoever, whether active or passive, whether an affirmative act or an omission, including without limitation, all types of negligent conduct identified in the restatement (second) of torts of one or more of the Indemnitees or by reason of strict liability imposed without fault on any one or more of the Indemnitees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, Claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, and provided further that the indemnity set forth herein shall not apply to disputes solely between Lenders unless such dispute results from any Claim arising out of any request, act or omission on the part of any Guarantor or against the arranger, any agent or any Issuing Bank in its capacity as such, in each case, in connection with the Loan Documents. With respect to the obligation to reimburse an Indemnitee for fees, charges and disbursements of counsel, each Indemnitee agrees that all Indemnitees will as a group utilize one primary counsel (plus no more than one additional counsel in each jurisdiction where a proceeding that is the subject matter of the indemnity is located) unless (1) there is a conflict of interest among Indemnitees, (2) defenses or claims exist with respect to one or more Indemnitees that are not available to one or more other Indemnitees or (3) special counsel is required to be retained and the Guarantor consents to such retention.

18. GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES. This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent on behalf of the Guaranteed Parties (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Guaranteed Parties and their successors and assigns and the Guaranteed Parties may, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part. EACH GUARANTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER TEXAS, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO THIS GUARANTY, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND EACH GUARANTOR AND THE ADMINISTRATIVE AGENT CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.01 OF THE CREDIT AGREEMENT. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by applicable law. Nothing herein shall limit the right of the Administrative Agent or any Guaranteed Party to bring proceedings against any Guarantor in any other court, nor limit the right of any party to serve process in any other manner permitted by applicable law. Nothing in this Guaranty shall be deemed to preclude enforcement by the Administrative Agent or any Guaranteed Party of any judgment or order obtained in any forum or jurisdiction. Each Guarantor agrees that the Guaranteed Parties may disclose to any permitted assignee of or permitted participant in, or any permitted prospective assignee of or participant in, any of their rights or obligations of all or part of the Guaranteed Obligations any and all information in the Guaranteed Parties’ possession concerning such Guarantor, this Guaranty and any security for this Guaranty, in each case subject to Section 12.11 of the Credit Agreement. All notices, demands and requests that any party is required or elects to give to any other party shall be given in accordance with the provisions of Section 12.01 of the Credit Agreement, and if to any Guarantor shall be given to it at the address specified in the Credit Agreement for such Guarantor or as otherwise specified by such Guarantor in writing.

19. WAIVER OF JURY TRIAL; FINAL AGREEMENT. TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, EACH GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

20. Further Assurances. Each Guarantor agrees, upon the written request of the Administrative Agent or any other Guaranteed Party, to execute and deliver to the Guaranteed Parties, from time to time, any additional instruments or documents reasonably requested by the Administrative Agent or any Guaranteed Party to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

21. Additional Guarantors. Pursuant to Section 8.14(b) of the Credit Agreement, certain Subsidiaries are from time to time required to enter into this Guaranty as a Guarantor. Upon execution and delivery after the date hereof by the Administrative Agent and a Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any Guarantor hereunder, of the Borrower or of any Guaranteed Party. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party hereto.

[signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Guaranty to be duly executed as of the date first above written.

GUARANTORS:	BERRY PETROLEUM COMPANY, LLC

	By:	/s/ Steven B. Wilson
	Name:	Steven B. Wilson
	Title:	Chief Financial Officer

BERRY PETROLEUM CORPORATION

	By:	/s/ Steven B. Wilson
	Name:	Steven B. Wilson
	Title:	Chief Financial Officer

[Signature Page to Guaranty]

Acknowledged and accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Patrick J. Fults
Name:	Patrick J. Fults
Title:	Director

[Signature Page to Guaranty]

EXHIBIT A

TO GUARANTY

SUPPLEMENT NO.     dated as of                  , 20      (this “Supplement”) to the Guaranty dated as of February 28, 2017 (as the same may be amended, supplemented or otherwise modified from time to time, the “Guaranty”), by each of the Borrower (as defined below) and Berry Petroleum Corporation, a Delaware corporation (“Parent Guarantor” and together with the Borrower and each Person who becomes a party to this Guaranty by execution of a supplement in the form of Exhibit A thereto, collectively the “Guarantors” and each individually a “Guarantor”) in favor of the Guaranteed Parties.

Reference is made to Credit Agreement dated as of February 28, 2017 (as from time to time amended, the “Credit Agreement”) by and among Berry Petroleum Company, LLC (the “Borrower”), the Guarantors from time to time party thereto, certain financial institutions from time to time party thereto as lenders (the “Lenders”) and Wells Fargo Bank, National Association as administrative agent for such Lenders (the “Administrative Agent”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty and the Credit Agreement, as applicable.

The Guarantors have entered into the Guaranty in order to induce the Guaranteed Parties to extend credit and take other actions pursuant to the Loan Documents. Pursuant to Section 8.14(b) of the Credit Agreement, the undersigned Subsidiary is required to enter into the Guaranty as a Guarantor. Section 21 of the Guaranty provides that additional Subsidiaries may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Guaranteed Parties to extend and continue the extension of credit pursuant to the Credit Agreement and/or to enter into and perform under other Loan Documents.

Accordingly, Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 21 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms thereof and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof and (b) without limiting the foregoing, guaranties the punctual payment of all Guaranteed Obligations now owing or which may in the future be owing by Borrower under the Loan Documents, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise. Henceforth, each reference to a “Guarantor” in the Loan Documents shall be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference.

SECTION 2. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. This Supplement shall become effective when Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and Administrative Agent.

SECTION 3. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 4. THIS SUPPLEMENT AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

SECTION 5. All communications and notices hereunder shall be in writing and given as provided in Section 12.01 of the Credit Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to Administrative Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[Name of New Guarantor]

By:
Name:
Title:
Address:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title: